UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
October 20, 2006 (October 16, 2006)
UNIVERSAL COMPRESSION PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
4444 Brittmoore Road
Houston, TX 77041
(Address of principal executive office)
(713) 335-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On October 16, 2006, Universal Compression Partners, L.P. (the “Partnership”) entered into a Purchase Agreement (the “Purchase Agreement”) with Universal Compression Holdings, Inc. (“UCH”), UCO GP, LLC (“GP LLC”), UCO General Partner, LP and the underwriters named therein (the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 5,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $21.00 per Common Unit ($19.635 per Common Unit, net of underwriting discount). Pursuant to the Purchase Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 825,000 Common Units to cover overallotments, if any, on the same terms as those Common Units sold by the Partnership.
     In the Purchase Agreement, the Partnership and UCH agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Purchase Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
     Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with UCH and its subsidiaries or with the Partnership. Merrill Lynch served as financial advisor to UCH’s wholly-owned subsidiary, Universal Compression, Inc (“UCI”), in connection with UCI’s contribution of assets to the Partnership in connection with the offering of Common Units pursuant to the Purchase Agreement. In addition, affiliates of Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC are lenders under the Partnership’s new revolving credit facility.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On October 16, 2006, Messrs. Ernie L. Danner, Daniel K. Schlanger, J. Michael Anderson, Kirk E. Townsend, James G. Crump and Mark A. McCollum were appointed by UCI, to the board of directors of GP LLC, the general partner of the general partner of the Partnership. This appointment was effective upon the effectiveness of the Partnership’s Registration Statement on Form S-1 relating to the public offer and sale of the Common Units pursuant to the Purchase Agreement.
     There is no arrangement or understanding between any of Messrs. Danner, Schlanger, Anderson, Townsend, Crump and McCollum and any other persons pursuant to which they were selected as directors. Each of Messrs. Danner, Schlanger, Anderson and Townsend is employed as an officer of UCH, UCI and GP LLC.
     Messrs. Crump and McCollum will serve as the initial independent members of the audit committee and Mr. Anderson will serve as an initial member of the audit committee until an additional independent director is appointed to the board of directors of GP LLC. Messrs. Crump and McCollum will serve as members of the conflicts committee.
     There are no relationships between any of Messrs. Danner, Schlanger, Anderson, Townsend, Crump and McCollum and the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01	REGULATION FD DISCLOSURE.
     On October 17, 2006, the Partnership announced that it had priced its initial public offering of 5,500,000 Common Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
1.1	Purchase Agreement, dated October 16, 2006, among Universal Compression Holdings, Inc., UCO GP, LLC, UCO General Partner, LP, Universal Compression Partners, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. as representatives of the several underwriters named therein.

99.1	Universal Compression Partners, L.P. Press Release dated October 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL COMPRESSION PARTNERS, L.P.

By:	UCO General Partner, LP,
its general partner

By:	UCO GP, LLC,
its general partner

	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President
Dated: October 20, 2006

EXHIBIT INDEX
1.1	Purchase Agreement, dated October 16, 2006, among Universal Compression Holdings, Inc., UCO GP, LLC, UCO General Partner, LP, Universal Compression Partners, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. as representatives of the several underwriters named therein.

99.1	Universal Compression Partners, L.P. Press Release dated October 17, 2006.